UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 25, 2010

FEDERAL HOME LOAN BANK OF SEATTLE

(Exact name of registrant as specified in its charter)

Federally chartered corporation	000-51406	91-0852005
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1501 Fourth Avenue, Suite 1800 Seattle, WA	98101-1693

(Address of principal executive offices)	(Zip Code)

(206) 340-2300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 25, 2010, Richard M. Riccobono resigned from his positions as President and Chief Executive Officer of the Federal Home Loan Bank of Seattle (the “Seattle Bank”), effective immediately. The Board of Directors appointed Steven R. Horton, the Seattle Bank’s current Senior Vice President, Chief Operating Officer, as Acting President and Chief Executive Officer, effective immediately upon Mr. Riccobono’s resignation. The Seattle Bank will undertake a search for a permanent President and Chief Executive Officer.

The Seattle Bank will pay Mr. Riccobono the severance obligations set forth in the Employment Agreement between the Seattle Bank and Mr. Riccobono dated February 26, 2007 (the “Employment Agreement”) if Mr. Riccobono agrees to certain requirements set forth in the Employment Agreement, including those referenced below. The following description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the Employment Agreement, which is filed as Exhibit 10.1 to the Seattle Bank’s Current Report on Form 8-K dated February 28, 2007 and incorporated herein by reference. The Employment Agreement provides that Mr. Riccobono is eligible for: severance pay in the form of 12 months of pay, less applicable withholding, based on his current base annual salary of $524,380, paid out at normal payroll intervals; retention of vested retirement benefits accrued pursuant to the terms of plans in which Mr. Riccobono participated; and eighteen months of Seattle Bank-paid premiums for group health plans.

In consideration of the foregoing, Mr. Riccobono must agree to return to the Seattle Bank property under his control relating to the Seattle Bank, to a general release of claims against the Seattle Bank, and to not reveal confidential information of the Seattle Bank.

For services as Acting President and Chief Executive Officer, the Seattle Bank may pay Mr. Horton up to an additional $10,000 per month to his current salary and his other plan and health benefits will continue as they are currently. Mr. Horton, age 49, has served as Senior Vice President, Chief Operating Officer of the Seattle Bank since May 2009. Mr. Horton served as the Seattle Bank’s Senior Vice President, Chief Risk Officer from July 2005 until May 2009. From October 2004 until July 2005, Mr. Horton served as Senior Vice President, Interim Chief Financial Officer of the Seattle Bank. In addition, from 2003 until November 2004, Mr. Horton served as Senior Vice President, Chief Credit Officer of the Seattle Bank and from 1992 to 2003 as Vice President and Manager of the Seattle Bank’s asset/liability management group.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of Seattle

Date: October 25, 2010	By:	/S/ STEVEN R. HORTON
	Name:	Steven R. Horton
	Title:	Acting President and Chief Executive Officer

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